Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 24, 2019

to

INDENTURE

Dated as of December 21, 2016

by and among

FINISAR CORPORATION,

II-VI INCORPORATED

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

i

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of September 24, 2019, by and among FINISAR CORPORATION, a Delaware corporation (the “Company”), II-VI INCORPORATED, a Pennsylvania corporation, as Guarantor (“II-VI”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee entered into that certain Indenture, dated as of December 21, 2016 (the “Indenture”), which provides for the issuance by the Company of $575,000,000 aggregate principal amount (subject to Section 2.06 of the Indenture and except as provided in Section 2.10 of the Indenture) of the Company’s 0.50% Convertible Senior Notes due 2036 (the “Securities”);

WHEREAS, the Company entered into that certain Agreement and Plan of Merger, dated as November 8, 2018 (the “Merger Agreement”), by and among II-VI, Mutation Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of II-VI (“Merger Sub”), and the Company;

WHEREAS, pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company on the date hereof, and the Company will continue as the surviving corporation in the merger and a wholly owned subsidiary of II-VI (the “Merger”);

WHEREAS, pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the Company’s stockholders will be entitled to receive, at their election, consideration per share of common stock, $0.001 par value, of the Company (“Company Common Stock”) consisting of (i) $26.00 in cash, without interest (subject to proration adjustment pursuant to Section 2.01(c) of the Merger Agreement), (ii) 0.5546 validly issued, fully paid and nonassessable shares of common stock, no par value, of II-VI (“II-VI Common Stock”) (subject to proration adjustment pursuant to Section 2.01(c) of the Merger Agreement), or (iii) a combination of $15.60 in cash, without interest, and 0.2218 validly issued, fully paid and nonassessable shares of II-VI Common Stock;

WHEREAS, as a result of the Merger, Section 15.07(a) of the Indenture provides that the Company shall execute with the Trustee a supplemental indenture permitted under Section 9.01(b) providing that, at and after the Effective Time, the right of a Securityholder to convert Securities into cash and/or shares of Company Common Stock shall be changed into a right to convert such Securities into cash and/or units of Reference Property;

WHEREAS, as a result of the Merger and the related ability for holders of Company Common Stock to make an election regarding the consideration to be received by such holders in connection with the Merger, Section 15.07(a) of the Indenture provides that the amount and kind of Reference Property into which the Securities will be convertible shall be the weighted average of the types and amounts of consideration received by the holders of Company Common Stock that affirmatively make an election regarding the consideration to be received by such holders in connection with the Merger (the “Weighted Average Merger Consideration”);

WHEREAS, as a result of the elections affirmatively made by the holders of Company Common Stock in connection with the Merger, the Weighted Average Merger Consideration attributable to one share of Company Common Stock consists of (i) $15.60 in cash and (ii) 0.2218 shares of II-VI Common Stock;

WHEREAS, Section 6.02(e) of the Merger Agreement provides that the obligation of the Company to effect the Merger is subject to satisfaction or waiver (where permissible under applicable law) at or prior to the Effective Time by the Company of certain conditions, including a condition that II-VI, the Company and Trustee shall have entered into a supplemental indenture to the Indenture, which supplemental indenture shall provide (y) for the change in right to convert each $1,000 principal amount of the Securities into the Reference Property in accordance with Section 15.07 of the Indenture, and (z) that II-VI fully and unconditionally guarantees, on a senior unsecured basis, the Securities;

WHEREAS, Section 9.01(c) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to add guarantees with respect to the Securities without the consent of the holders of all Securities then outstanding, and Section 9.01(h) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to make any change to the Indenture that does not materially adversely affect the rights of any Securityholder without the consent of the holders of all Securities then outstanding;

WHEREAS, the Company and II-VI desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)    Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture;

(b)    All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)    Article and Section headings herein are for convenience only and shall not affect the construction thereof.

ARTICLE 2

AMENDMENTS

Section 2.01.    Amendments to the Indenture.

(a)    The definition of “Board of Directors” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Board of Directors” means the Board of Directors of the Company or the Guarantor, as applicable, or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of such Board of Directors.

(b)    The definition of “Officer” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Officer” means the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President (whether or not designated by a number or numbers of word or words added before or after the title “Vice President”), the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company or the Guarantor, as applicable.

(c)    The definition of “Officers’ Certificate” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Officers’ Certificate” means, when used with respect to the Company or the Guarantor, as applicable, a certificate signed by (1) the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President (whether or not designated by a number or numbers of word or words added before or after the title “Vice President’) and (2) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company or the Guarantor, as applicable.

(d)    The definition of “Opinion of Counsel” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or the Guarantor, as applicable, which opinion shall be reasonably acceptable to the Trustee.

(e)    The following definitions are hereby added to Section 1.01 of the Indenture:

“Guarantee” means the guarantee by the Guarantor of the Company’s obligations with respect to the Securities pursuant to Article XVI hereof.

“Guarantee Obligations” shall have the meaning specified in Section 16.01.

“Guarantor” means II-VI Incorporated, a Pennsylvania corporation, and its successors and assigns, in each case until the Guarantee by the Guarantor has been released in accordance with the provisions of this Indenture.

“II-VI Common Stock” means the common stock, no par value, of II-VI Incorporated.

“Notation of Guarantee” means a notation, substantially in the form of Exhibit B attached hereto, executed by the Guarantor and affixed to each Security.

“Successor Company” shall have the meaning specified in Section 10.01.

“Successor Guarantor” shall have the meaning specified in Section 10.02.

(f)    Section 3.07 of the Indenture is hereby deleted in its entirety and replaced with the following:

Section 3.07 Stay, Extension and Usury Laws. Each of the Company and the Guarantor (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, premium, if any, or Interest on the Securities or the Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

(g)    Section 3.09(a) of the Indenture is hereby deleted in its entirety and replaced with the following:

(a) At any time that the Company or the Guarantor is not subject to Section 13 or 15(d) under the Exchange Act, such Person shall, so long as any of the Securities or any shares of II-VI Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide the Trustee and shall, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Securities or any shares of II-VI Common Stock issuable upon conversion of such Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of II-VI Common Stock pursuant to Rule 144A under the Securities Act. The Company and the Guarantor shall take such further action as any holder or beneficial owner of such Securities or such II-VI Common Stock may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such Securities or shares of II-VI Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(h)    Section 3.09(b) of the Indenture is hereby deleted in its entirety and replaced with the following:

(b) The Company covenants that any information, documents and reports that II-VI may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission), shall be filed with the Trustee within fifteen (15) days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that the Company shall be deemed to have filed such reports with the Trustee and the Securityholders if II-VI has filed such reports with the Commission via the EDGAR filing system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made or for their timeliness or their content.

(i)    Clause (h) in Section 5.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

(h) an involuntary case or other proceeding shall be commenced against the Company or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or such Material Subsidiary or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Material Subsidiary or any substantial part of the property of the Company or such Material Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

For the avoidance of any doubt, the following language immediately following Clause (h) in Section 5.01 of the Indenture is NOT being deleted:

then, and in each and every such case (other than an Event of Default specified in Section 5.01(g) or 5.01(h) with respect to the Company), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Securities then outstanding hereunder determined in accordance with Section 7.04, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the principal of and premium, if any, on all the Securities and the Interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding. If an Event of Default specified in Section 5.01(g) or 5.01(h) occurs with respect to the Company, the principal of all the Securities and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all Securities and the principal of and premium, if any, on any and all Securities which shall have become due otherwise than by acceleration (with interest on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Securities, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 6.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued and unpaid Interest, if any, on Securities which shall have become due by acceleration, shall have been cured or waived pursuant to Section 5.08, then and in every such case the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Securities, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Securities, and the Trustee shall continue as though no such proceeding had been taken.

(j)    The following new clause (i) is added to Section 5.01 of the Indenture immediately following clause (h):

(i) except as permitted in this Indenture, the Guarantee shall be held in any judicial proceeding to be unenforceable or invalid,

(k)    Section 9.01 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 9.01 Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by the resolutions of the Board of Directors, the Guarantor and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)    to cure any ambiguity, omission, defect or inconsistency with any other provision contained herein or in any supplemental indenture;

(b)    to evidence the succession of another Person to the Company or the Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or the Guarantor, as applicable pursuant to Article 10;

(c)    to add guarantees with respect to the Securities;

(d)    to secure the Securities;

(e)    to add to the covenants of the Company or the Guarantor for the benefit of the holders of Securities (and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth) or to surrender any right or power conferred upon the Company or the Guarantor by this Indenture;

(f)    to make any changes or modifications to this Indenture necessary to qualify this Indenture under the Trust Indenture Act;

(g)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

(h)    to make any change that does not materially adversely affect the rights of any holder of the Securities, provided that any amendment made solely to conform the provisions of this Indenture or the Securities to the description of the Securities in the Offering Memorandum will not be deemed to materially adversely affect the rights of any holder.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or any Assistant Secretary authorizing the execution of any supplemental indenture, the Guarantor and the Trustee each is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company, the Guarantor and the Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

(l)    Section 9.02 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 9.02 Supplemental Indenture with Consent of Securityholders. With the consent (evidenced as provided in Article 7) of the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided that, without the consent of the holders of all Securities then outstanding, no such supplemental indenture shall:

(a)    reduce the percentage in aggregate principal amount of Securities the holders of which must consent to an amendment;

(b)    reduce the rate or extend the time of payment of Interest on any Security;

(c)    reduce the principal amount or extend the stated maturity on any Security;

(d)    change the place or currency of payment of principal or Interest in respect of any Security;

(e)    make any change that adversely affects the conversion rights of any Securities, including any change to the provisions of Section 15.04 and Section 15.07 (other than any such modifications as are required under this Indenture; provided that, for the avoidance of doubt, an amendment that has the effect of implementing an irrevocable election of Physical Settlement with respect to all outstanding Securities and does not otherwise affect the conversion rights shall not be considered to adversely affect the conversion rights of any Securities for such purposes);

(f)    reduce the redemption price or the repurchase price upon a redemption or repurchase pursuant to Article 14 or amend or modify in any manner adverse to the holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g)    impair the right of any holder to receive payment of principal of and Interest on such holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment thereof;

(h)    made any change in the provisions of this Section 9.02 or Section 5.08, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Security so affected;

(i)    change any obligation of the Company to pay Additional Interest; or

(j)    other than in accordance with the provisions of this Indenture, eliminate the Guarantee or modify the terms of the Guarantee in a manner adverse to holders of the Securities.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or any Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Guarantor and the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(m)    Section 9.03 of the Indenture is hereby deleted in its entirety and replaced with the following:

Section 9.03 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the holders of Securities shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

(n)    Article 10 of the Indenture is hereby deleted in its entirety and replaced with the following:

ARTICLE 10

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01 Company May Consolidate on Certain Terms. Subject to the provisions of Section 10.03, the Company shall not consolidate with or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease all or substantially all of the property and assets of the Company to any other Person (whether or not affiliated with the Company), unless: (i) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and premium, if any, and Interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company shall be expressly assumed, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by the Successor Company (if other than the Company), and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.07; and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Section 10.02 Guarantor May Consolidate on Certain Terms. Subject to the provisions of Section 10.03, the Guarantor shall not consolidate with or merge with or into any other Person or Persons (whether or not affiliated with the Guarantor), nor shall the Guarantor or its successor or successors be a party or parties to successive consolidations or mergers, unless: (i) the resulting or surviving Person (the “Successor Guarantor”), if not the Company or the Guarantor, is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) upon any such consolidation or merger, the obligations of the Guarantor under the Guarantee shall be expressly assumed, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by the Successor Guarantor; and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Section 10.03 Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease (with respect to the Company) or any such consolidation or merger (with respect to the Guarantor) and upon the assumption by the Successor Company or Successor Guarantor, as applicable, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company or the Guarantor, as applicable, such Successor Company (if not the Company) or Successor Guarantor (if not the Guarantor), as applicable, shall succeed to and, except, with respect to the Company, in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company or the Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease) with respect to the Company, upon compliance with this Article 10, the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 10) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture and the Securities. In the event of any such consolidation or merger with respect to the Guarantor, upon compliance with this Article 10, the Guarantor (or any successor that shall thereafter have become such in the manner prescribed in this Article 10) may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as a guarantor with respect to the Securities and from its obligations under this Indenture, the Securities and the Guarantee.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 10.04 Officers’ Certificate and Opinion of Counsel to be Given to Trustee. The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 10.

(o)    Section 13.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

Section 13.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company or the Guarantor contained in this Indenture shall bind its respective successors and assigns whether so expressed or not.

(p)    The first paragraph of Section 13.03 of the Indenture is hereby deleted in its entirety and replaced with the following:

Section 13.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on the Company or on the Guarantor shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company or the Guarantor, as applicable, with the Trustee) to II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, Attention: Chief Legal and Compliance Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited by overnight courier service or postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

(q)    Section 13.04 of the Indenture is hereby deleted in its entirety and replaced with the following:

Section 13.04 Governing Law. This Indenture, each Security and the Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

(r)    The first paragraph of Section 13.05 of the Indenture is hereby deleted in its entirety and replaced with the following:

Section 13.05 Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or the Guarantor, as applicable, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(s)    Section 13.15 of the Indenture is hereby deleted in its entirety and replaced with the following:

Section 13.15 Waiver of Right to Trial by Jury. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(t)    The following new Article 16 is hereby added to the Indenture:

ARTICLE 16

GUARANTEE OF NOTES

Section 16.01. Unconditional Guarantee. Subject to the provisions of this Article 16 and to the fullest extent permitted by applicable law, the Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior basis to each holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company to the holders of the Securities or the Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of (including any Repurchase Price, if applicable), premium, if any, and Interest on the Securities when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of Interest on the overdue principal and (to the fullest extent permitted by applicable law) overdue premium, if any, and Interest, if any, on the Securities and (z) the due and punctual payment and performance of all other obligations of the Company to the holders of the Securities or the Trustee hereunder or thereunder (including, without limitation, the payment and/or delivery of the cash, shares of II-VI Common Stock or combination thereof due upon conversion of the Securities and amounts due the Trustee under Section 6.06 hereof), all in accordance with the terms hereof and thereof (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment and/or delivery, as the case may be, by the Company when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the holders of the Securities under this Indenture or under the Securities, for whatever reason, the Guarantor shall be obligated to pay and/or deliver, or to perform or cause the performance of, the same immediately.

The Guarantor hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any action to enforce the same. The Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any holder of Securities or the Trustee is required by any court or governmental authority to return to the Company or to the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid or delivered by the Company or the Guarantor to the Trustee or such holder of Securities, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the holders of Securities and the Trustee, on the other hand, (a) subject to this Article 16, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

Section 16.02. Limitation on Guarantor Liability. The Guarantor, and by its acceptance of Securities, each holder of Securities, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the Trustee, the holders of Securities and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under its Guarantee and this Article 16 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Guarantee and this Article 16 not constituting a fraudulent transfer or conveyance under such laws.

Section 16.03. Release of the Guarantee. The Guarantee will be automatically released upon:

(a)     the sale of all or substantially all of the Guarantor’s assets to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, so long as the sale or other disposition does not violate any provisions of Article 10 herein required to be performed at the time of such transaction;

(b)    the satisfaction and discharge in full of the Company’s obligations under this Indenture in accordance with the terms of this Indenture; or

(c)    in connection with the dissolution or liquidation of the Guarantor.

As a condition precedent to any such release of the Guarantee, the Guarantor shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions provided for in this Indenture relating to such release have been complied with.

Section 16.04. Waiver of Subrogation. Until all amounts then due and payable and/or deliverable by the Company under this Indenture or the Securities have been paid and/or delivered in full, the Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Securities or this Indenture and the Guarantor’s obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the holders of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other assets or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid or delivered to the Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the holders of Securities under the Securities or this Indenture, shall not have been paid or delivered in full, such amount shall have been deemed to have been paid or delivered to the Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the holders of Securities and shall forthwith be paid or delivered to the Trustee for the benefit of itself or such holders of Securities to be credited and applied to the obligations in favor of the Trustee or the holders of Securities, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 16.04 is knowingly made in contemplation of such benefits.

Section 16.05. No Set Off. Each payment or delivery to be made by the Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated or deliverable in the consideration in which such Guarantee Obligations shall be delivered hereunder, as the case may be, and shall be made without set off, counterclaim, reduction or diminution of any kind or nature.

Section 16.06. Guarantee Obligations Continuing. The obligations of the Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. The Guarantor agrees with the Trustee that, to the fullest extent permitted by applicable law, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as the Trustee may reasonably request and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of the Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of the Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or reasonably advisable, in the judgment of the Trustee, to fully maintain and keep in force the liability of the Guarantor hereunder.

Section 16.07. Guarantee Obligations Not Reduced. Subject to Section 16.03, the obligations of the Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment and/or delivery of such principal, premium, if any, interest, fees, consideration due upon conversion and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article 11 be or become owing or payable or deliverable under or by virtue of or otherwise in connection with the Securities or this Indenture.

Section 16.08. Guarantee Obligations Reinstated. Subject to Section 16.03, to the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment or delivery which would otherwise have reduced the obligations of the Guarantor hereunder is rescinded or reclaimed from any of the holders of Securities upon the insolvency, bankruptcy, liquidation or reorganization of the Company or otherwise, all as though such payment or delivery had not been made. If demand for, or acceleration of the time for, payment or delivery by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or delivery or acceleration shall nonetheless be payable or deliverable, as the case may be, by the Guarantor as provided herein.

Section 16.09. Guarantee Obligations Not Affected. Subject to Section 16.03, to the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment or delivery hereunder (and whether or not known or consented to by any of the holders of Securities) which, but for this provision, might constitute a whole or partial defense to a claim against the Guarantor hereunder or might operate to release or otherwise exonerate the Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the holders of Securities or otherwise, including, without limitation:

(a)    any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

(b)    any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Securities or any other document or instrument;

(c)    any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to the Guarantor;

(d)    the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e)    the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(f)    any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

(g)    any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or the Guarantor;

(h)    any merger or amalgamation of the Company or the Guarantor with any Person or Persons;

(i)    the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of the Guarantor under its Guarantee; and

(j)    any other circumstance (other than a release of the Guarantor pursuant to Section 13.03 and other than by complete, irrevocable payment and/or delivery, as the case may be) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Securities or of the Guarantor in respect of its Guarantee hereunder.

Section 16.10. Waiver. Without in any way limiting the provisions of Section 16.01, the Guarantor hereby waives (to the fullest extent permitted by law) notice of acceptance hereof, notice of any liability of the Guarantor hereunder, notice or proof of reliance by the holders of Securities upon the obligations of the Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or nonpayment or non-delivery of any of the Guarantee Obligations, or other notice or formalities to the Company or the Guarantor of any kind whatsoever.

Section 16.11. No Obligation to Take Action Against the Company. To the fullest extent permitted by applicable law, neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment, delivery and/or performance by the Guarantor of its liabilities and obligations under its Guarantee or under this Indenture.

Section 16.12. Dealing with the Company and Others. The holders of Securities and the Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Guarantor hereunder and without the consent of or notice to the Guarantor, may to the fullest extent permitted by applicable law:

(a)    grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b)    take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

(c)    release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

(d)    accept compromises or arrangements from the Company;

(e)    apply all monies at any time received from the Company or from any security upon such part of the Guarantee Obligations as the holders of Securities may see fit or change any such application in whole or in part from time to time as the holders of Securities may see fit; and

(f)    otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 16.13. Default and Enforcement. If the Guarantor fails to pay or deliver in accordance with Section 16.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of the Guarantor and the Guarantor’s Guarantee Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from the Guarantor the Guarantee Obligations.

Section 16.14. Amendment, Etc. Without limitation to the provisions of Article 9, no amendment, modification or waiver of any provision of this Indenture relating to the Guarantor or consent to any departure by the Guarantor or any other Person from any such provision will in any event be effective unless it is signed by the Guarantor and the Trustee.

Section 16.15. Costs and Expenses. The Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, reasonable legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the holders of Securities in enforcing any of their rights under the Guarantee.

Section 16.16. No Merger or Waiver; Cumulative Remedies. To the fullest extent permitted by applicable law, the Guarantee shall not operate by way of merger of any of the obligations of the Guarantor under any other agreement, including, without limitation, this Indenture. To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the holders of Securities, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. To the fullest extent permitted by applicable law, the rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between the Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

(u)    The Form of Notation of Guarantee attached to this Supplemental Indenture as Exhibit A is hereby added as Exhibit B to the Indenture.

ARTICLE 3

AGREEMENTS OF PARTIES

Section 3.01.    Conversion of Securities. In accordance with Section 15.07(a) of the Indenture, from and after the date of this Supplemental Indenture, the right to convert each $1,000 principal amount of Securities into cash and/or Common Stock is hereby changed, effective as of the date hereof, to a right to convert such $1,000 principal amount of Securities into cash and/or units of Reference Property. As a result of the elections affirmatively made by the holders of Common Stock in connection with the Merger, a unit of Reference Property, calculated in accordance with Section 15.07(a) of the Indenture, is (i) $15.60 in cash and (ii) 0.2218 shares of II-VI Common Stock; provided, however, that (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 15.02 of the Indenture and (B) (I) any amount payable in cash upon conversion of the Securities in accordance with Section 15.02 of the Indenture shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 15.02 of the Indenture shall instead be deliverable in units of Reference Property and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property (including the shares of II-VI Common Stock included therein). The provisions of the Indenture, as modified herein, including without limitation, (i) all references and provisions respecting the terms “Common Stock,” “Conversion Price” and “Conversion Rate,” and (ii) the provisions of Section 15.01 of the Indenture respecting when a Securityholder may surrender its Securities for conversion, shall continue to apply, mutatis mutandis, to the Securityholders’ right to convert each Security into the Reference Property.

Section 3.02.    Adjustments to Conversion Rate. As and to the extent required by Section 15.03 of the Indenture, the Conversion Rate shall be adjusted as a result of events occurring subsequent to the date hereof with respect to the Reference Property as nearly equivalent as possible to the adjustments provided for in Article 15 of the Indenture with respect to the Common Stock.

Section 3.03.    Obligations of the Company. Notwithstanding the agreement of the Guarantor to issue the Guarantee pursuant to Article 16 of the Indenture, the Company remains the issuer of the Securities and fully liable for all of its obligations under the Indenture and has not been released from any liabilities or obligations thereunder except for the issuance of the Common Stock of the Company upon conversion of the Securities pursuant to Article 15 of the Indenture.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01.    Effectiveness; Construction. This Supplemental Indenture shall become effective upon its execution and delivery by the Company, the Guarantor and the Trustee and as of the date hereof. Upon such effectiveness, the Indenture shall be modified in accordance herewith. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Securityholder heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby. The Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 4.02.    Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 4.03.    Trustee Matters. The Trustee accepts the Indenture, as supplemented hereby, and agrees to perform the same upon the terms and conditions set forth therein, as supplemented hereby. The Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 4.04.    Effect of Headings. The Article and Section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 4.05.    Successors and Assigns. All the covenants, stipulations, promises and agreements of the Company and the Guarantor in this Supplemental Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 4.06.    Severability Clause. If any provision in this Supplemental Indenture is deemed invalid, illegal or unenforceable, it shall not affect the validity, legality or enforceability of any other provision set forth herein or of the Indenture as a whole.

Section 4.07.    Benefits of the Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the Securityholders, the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Indenture, as supplemented hereby.

Section 4.08.    Governing Law; Jurisdiction. This Supplemental Indenture shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

Section 4.09.    Supplemental Indenture May Be Executed in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

FINISAR CORPORATION

By:	/s/ Mary Jane Raymond
	Name:	Mary Jane Raymond
	Title:	Vice President and Treasurer

II-VI INCORPORATED, as Guarantor

By:	/s/ Mary Jane Raymond
	Name:	Mary Jane Raymond
	Title:	Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Maddy Hughes
	Name:	Maddy Hughes
	Title:	Vice President

[Trustee Signature Page to First Supplemental Indenture]

Exhibit A

EXHIBIT B

FORM OF

NOTATION OF GUARANTEE

The Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and interest on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The obligations of the Guarantor to the holders of Securities to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 16 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

No past, present or future stockholder, officer, director, member, manager, partner, employee or incorporator, as such, of the Guarantor shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, member, manager, partner, employee or incorporator. Each holder of Securities by holding Securities waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee.

Each holder of Securities by holding Securities agrees that the Guarantor shall have no further liability with respect to its Guarantee if the Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

II-VI INCORPORATED

By:

Name:

Title:

A-1